UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 8, 2022
(Earliest Event Date requiring this Report: May 1, 2022)

CAPSTONE COMPANIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida	0-28331	84-1047159
(State of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.)

431 Fairway Drive, Suite 200
Deerfield Beach, Florida 33441
(Address of principal executive offices)
(954) 570-8889, ext. 313
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of Class of Securities.	Trading Symbol(s).	Name of exchange on which registered
N/A	N/A	N/A

The Registrant’s Common Stock is quoted on the OTCQB Venture Market of the OTC Markets Group, Inc. under the trading symbol “CAPC.”

Item 1.01 Entry into a Material Definitive Agreement. Information in Item 8.01 below is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 5, 2022, the Board of Directors (“Board”) of the Company held a special meeting and approved the following corporate actions or proposals:

1) The Board nominated the following incumbent directors to stand for election to the Board for a term commencing upon election and ending in 2023 and the election and assumption of office of successors: (a) Stewart Wallach; (b) James McClinton; (c) George Wolf; (d) Jeffrey Postal; and (e) Jeffrey Guzy and approved a resolution to seek shareholders’ vote or consent to these nominees;

2) Cash compensation for services as a director and services as member of Board Audit Committee and Compensation and Nomination Committee for independent directors Jeffrey Postal and Jeffrey Guzy was suspended for the remainder of 2022. Mr. Guzy and Mr. Postal were also approved by the Board to continue to serve as members of the Audit Committee and Compensation and Nomination Committee of the Company’s Board of Directors for a one-year term;

3) July 15, 2022, was set as the record date for holders of record of issued shares of Company Common Stock entitled to vote for election of, or written consent to election of, directors in 2022 and for any other matters presented for shareholder approval; and

4) Approved David Brooks & Associates, PC, as public auditors for the Company for fiscal year 2022, per recommendation and approval of Board’s Audit Committee, and approved a resolution to seek shareholder ratification of the approval of David Brooks & Associates, PC as Company’s public auditors for fiscal year 2022.

Item 8.01 Other Matters. As previously reported on a Form 8-K filed by the Company with the Commission on October 19, 2021, on October 18, 2021, the Company entered into a Purchase Order Funding Agreement (“Agreement”) with the following lenders: (1) Group Nexus, LLC, a company controlled by Stewart Wallach, the Company’s Chief Executive Officer and Chairman of the Board of Directors; (2) Jeffrey Postal, a Director of the Company; and (3) Everett Fleisig (individually, a “Lender” and collectively, the “Lenders”). Under the Agreement, the Lenders may provide the following funding: a maximum aggregate principal amount of up to One Million and Twenty Thousand Dollars and No Cents ($1,020,000), or Three Hundred Forty Thousand Dollars and No Cents ($340,000) per Lender, to support purchase of Company Smart Mirror products for inventory and customer order fulfillment. Each draw request for funding may be in an amount specified by the Company in a draw request but with a minimum total request of $90,000 total or $30,000 per Lender. Money loaned was to be secured by Company Smart Mirror product inventory. Interest rate was 5% per annum on unpaid principal. Principal and accrued interest are due within six months from date of advance. Company could pre-pay principal and accrued interest without charge or penalty.

Company has entered into a new funding arrangement, consisting of the following agreements: (1) Working Capital Loan Agreement, dated May1, 2022, by Jeffrey Postal, an outside director of the Company, and the Company for the principal amount of an amount not to exceed Two Hundred Thousand Dollars and No Cents ($200,000.00)(“Postal Agreement”); and

(2) Working Capital Loan Agreement, dated May 1, 2022, by Group Nexus LLC, a company controlled by Stewart Wallach, a director and Chief Executive Officer of the Company, and the Company for the principal amount of an amount not to exceed Two Hundred Thousand Dollars and No Cents ($200,000.00) (“Nexus Agreement”); and

(3) Working Capital Loan Agreement, dated May 1, 2022, by Mouhaned Khoury and the Company for the principal amount of an amount not to exceed Two Hundred Thousand Dollars and No Cents ($200,000.00) (“Khoury Agreement”).

Each of these loan agreements provides for: (a) annual interest at 5% on principal sums loaned; (b) repayment of principal and interest accrued thereon is due in a lump sum payment on the maturity date, which is 18 months from date of first advance of funds; (c) Company may extend maturity date by 90 days; and (d) all sums loaned are secured by a lien on the Company’s accounts receivable. An aggregate total of $600,00 was loaned to the Company during May 2022 and June 2022 under the above agreements. Proceeds of loans are used for purchase of product inventory, product molds, and purchase product components and to pay general operational overhead.

The Postal Agreement, Nexus Agreement and Khoury Agreement are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively. The foregoing summary of the Postal Agreement, Nexus Agreement and Khoury Agreement is qualified in its entirety by reference to the actual agreements as filed as exhibits to this Current Report of Form 8-K. The term of each of these loan agreements is 18 months.

The Postal Agreement, Nexus Agreement and Khoury Agreement were approved by the disinterested directors of the Company at a May 1, 2022 special meeting of the Board.

Item 9.01. Financial Statements and Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	Working Capital Loan Agreement, dated May 1, 2022, by Jeffrey Postal and Capstone Companies, Inc.
10.2	Working Capital Loan Agreement, dated May 1, 2022, by Group Nexus LLC and Capstone Companies, Inc.
10.3	Working Capital Loan Agreement, dated May1, 2022, by Mouhaned Khoury and Capstone Companies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

By: /s/ Stewart Wallach

Stewart Wallach, Chief Executive Officer

Dated: July 8, 2022

EXHIBIT INDEX

Exhibit No. Exhibit Description

10.1	Working Capital Loan Agreement, dated May1, 2022, by Jeffrey Postal and Capstone Companies, Inc.
10.2	Working Capital Loan Agreement, dated May 1, 2022, by Group Nexus LLC and Capstone Companies, Inc.
10.3	Working Capital Loan Agreement, dated May 1, 2022, by Mouhaned Khoury and Capstone Companies, Inc.